Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: August 14, 2026

By: Commodore Capital LP

By: /s/Michael Kramarz

Name: Michael Kramarz

Title: Managing Partner

By: Commodore Capital Master LP

By: /s/Michael Kramarz

Name: Michael Kramarz

Title: Authorized Signatory

By: Robert Egen Atkinson

By: /s/Robert Egen Atkinson

Name: Robert Egen Atkinson

By: Michael Kramarz

By: /s/ Michael Kramarz

Name: Michael Kramarz